================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          MERCRISTO DEVELOPMENTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                                                    June 5, 1998
Dear Stockholder,

     Mercristo Developments, Inc. will shortly hold its 1998 Annual Meeting of Stockholders as outlined in the attached Notice of Annual Meeting to Stockholders.

     The matters to be acted upon at the meeting are described in detail in the attached Proxy Statement. The Company's Annual Report on Form 10-K, which is enclosed in this package, sets forth important financial information about the Company.

     On behalf of the Board of Directors and employees of Mercristo, I cordially invite you, as one of our Stockholders, to attend this Annual Meeting in person. Whether or not you plan to attend the meeting, we would encourage you to fill out and return the enclosed proxy.

     Mercristo has recently begun its journey as an acquisition company and expects to complete one or more significant transactions in 1998. Our corporate mandate is to acquire companies that can bring hard assets and continued earnings into Mercristo while incurring minimal dilution to the Stockholders. This strict selection criteria is designed to produce value to our Stockholders through improved projects for increased future earnings.

     I want to personally thank you for your confidence and continued support in Mercristo as we move ahead. we look forward to your attendance at the Annual Meeting.

                                        Yours truly,



                                        /s/ David G. Edwards
                                        David G. Edwards
                                        President

                          MERCRISTO DEVELOPMENTS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 24, 1998


        The Annual Meeting of Stockholders of MERCRISTO DEVELOPMENTS, INC. (the "Company") will be held at Blue Moon Farms, 9278 Addison Road, Addison, Ontario, Canada, on Friday, July 24, 1998 at 12:00 p.m., local time, for the following purposes more fully described in the accompanying proxy statement:

        1.     To elect three directors of the Company.

        2. To consider and act upon a proposal to approve and ratify the selection of Rotenberg & Company, LLP as the Company's independent auditors for the fiscal year ending January 31, 1999.

        3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on May 25, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

                               BY ORDER OF THE BOARD OF DIRECTORS


                                             Patricia L. Edwards
                                             Secretary

Dated:  June 5, 1998

                          MERCRISTO DEVELOPMENTS, INC.
                                240 ARGYLE AVENUE
                         OTTAWA, ONTARIO, CANADA K2P 1B9


                                 PROXY STATEMENT


                               GENERAL INFORMATION

        This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Mercristo Developments, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Friday, July 24, 1998, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about June 5, 1998. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless it is revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the three director nominees named herein and, unless otherwise indicated, FOR the other proposal described in this proxy statement and the accompanying notice of meeting.

        The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other means of communication. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.


                                     VOTING

        As of May 25, 1998, the record date for the Meeting (the "Record Date"), there were issued and outstanding 17,840,519 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). Only stockholders of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof.

        Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock registered in his or her name. All actions submitted to a vote at the Meeting will be voted on by the holders of Common Stock. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

        Once a quorum is present, directors will be elected by a plurality of the votes cast, in person or by proxy, at the Meeting, and the affirmative vote of at least a majority of the votes cast, in person or by proxy, at the Meeting will be required for approval of each of the other three proposals described in this proxy statement and the accompanying notice of meeting.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

        The following table sets forth as of the Record Date certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of either class of Common Stock, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group.


                                                                                       COMMON STOCK
                                                                                    BENEFICIALLY OWNED
                                                                                    ------------------

NAME AND ADDRESS OF                                                           NO. OF                      PERCENT
BENEFICIAL OWNER (1)                                                          SHARES                     OF CLASS
--------------------                                                          ------                     --------

David G. Edwards (2)                                                        8,650,000                      48.5%

Patricia L. Edwards (3)                                                     8,650,000                      48.5%

Kenneth A. Edwards                                                             -0-                          0%

Argus Financial Consultants Ltd.                                            1,280,000                      7.2%
  Box 246, One Winterhaven, Stubbs Road
  Providenciales, Turks and Caicos Islands
  British West Indies

All Directors and Executive Officers as a Group                             8,650,000                      48.5%
(3 persons)


(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him, her or it. The address of each of the directors and executive officers of the Company is c/o Mercristo Developments, Inc., 240 Argyle Avenue, Ottawa, Ontario, Canada K2P 1B9. Percentage of less than 0.1% have been omitted from the table.

(2) Includes 8,450,000 shares owned by Resi Corp., a Canadian corporation, of which Mr. Edwards is a sole shareholder and director and over which Mr. Edwards has voting and investment power.

(3) Represents shares owned by Mrs. Edwards' husband, David G. Edwards (200,000 shares directly, 8,450,000 indirectly by Resi Corp., a Canadian corporation, of which Mr. Edwards is a sole shareholder and director and over which Mr. Edwards has voting and investment power). Mrs. Edwards disclaims beneficial ownership of all of the shares owned directly or indirectly by her husband.

                              ELECTION OF DIRECTORS

        All three of the Company's directors are to be elected by the stockholders at the Meeting, to hold office for a one-year term expiring in 1999 or until his or her successor is duly elected and qualifies.

        The Board of Directors recommends the election of the three nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the three nominees named below.

        The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.


                       PROPOSED FOR ELECTION AS DIRECTORS
                      FOR A ONE-YEAR TERM EXPIRING IN 1999

                                                                                                          DIRECTOR
                                         NAME AND BACKGROUND                                                SINCE
---------------------------------------------------------------------------------------------------    -------------

DAVID G. EDWARDS, age 50, has been a Director and President of the                                          1997
Company since February 1997.  Mr. Edwards has 26 years of experience in the Ottawa area as a financial planner, and securities broker licensed by the
Ontario Securities Commission, and as Chairman, President and CEO and
director of the ESI Group of companies ("ESI Group"), providing a full range of non-banking investment services.  The ESI Group includes ESI Financial
Planners Inc., ESI Sheltered Investments Corporation, Edwards Securities
Inc., ESI Mortgage Brokers Inc., Argyle Insurance Brokers Inc., ESI
Investment Funds Ltd., and until recently the Company's Canadian equine
Straight Egyptian Arabian horse subsidiaries: 622291 Ontario Ltd. (including
Blue Moon Farms operations), and Edwards Arabians Inc.  Mr. Edwards has been President of Edwards Arabians Inc. and 622291 Ontario Ltd. since
September 1991 and May 1985, respectively.


PATRICIA L. EDWARDS, age 50, has been a Director and Vice President of the                                  1997
Company since February 1997.  Mrs. Edwards is the wife of David G.
Edwards. Mrs. Edwards has had many years of experience in various departments of the Canadian federal and provincial governments such as Transportation,
Communications, Finance, Treasury Board, and lastly the Deputy Prime Minister's
Office in Ottawa. She is a registered Insurance Broker and has been President of
Argyle Insurance Brokers Inc. since March 1987. Argyle Insurance concentrates on managing the insurance policies (from Lloyds of London) for several large
Canadian equine breeding operations, including the Company's operations, covering multi-million dollar herds of Straight Egyptian Arabian horses. In addition, Argyle Insurance provides insurance for the boating and marine industry throughout Eastern Ontario. As Vice President (Administration) for the
Company, she is responsible for supervising the strictly controlled Straight
Egyptian Arabian horse blood-typing, accurate registration, documentation, liasing with registries in both the United States and Canada, coordinating the presentation of the Company's Straight Egyptian Arabian horses at premier shows across North America, and public and investor relations.


KENNETH A. EDWARDS, age 51, has been a Director of the Company since                                        1977
February 1997 and a Vice President of the Company since September 1997.
Mr. Edwards, the brother of David G. Edwards, has had 32 years of extensive experience in all aspects of the Canadian construction business, starting as a licensed electrician, establishing an electrical contracting business, and finally establishing several full service construction companies. In 1989, he joined the ESI Group and managed ESI Developments, completing real estate projects covering commercial office, retail, and industrial projects for local governments. As Vice President (Operations), he has been responsible for all construction and property development and management at the Company's Blue Moon
Farms facility at Addison, Ontario since its purchase in September 1992. He has been instrumental in constructing one of the world's premier equine breeding and care facility at the Company's Addison location, and continues to oversee all the re-engineering and leading edge improvements in the Company's breeding and care operations.

BOARD MEETINGS

        The Board of Directors held three meetings during the year ended January 31, 1998 ("Operating Year 1997"). Each director attended each Board meeting held during his or her term of office. In addition the Board of Directors acted by unanimous written consent on three occasions.

        The Board of Directors at this time does not have any established Committees. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Chairman of the Board.

        In the absence of committees, the entire Board acts with respect to those matters that would otherwise be submitted to specific committees for their review. The Board of Directors reviews with Rotenberg & Company, LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Rotenberg & Company, LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Rotenberg & Company, LLP.


DIRECTORS' COMPENSATION

     The directors, each of whom is also an employee of the Company, are paid no additional compensation for their services as directors of the Company.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        During and subsequent to Operating Year 1997, the directors and executive officers of the Company have made all necessary reports as required by
Section 16 of the Securities Exchange Act of 1934 and the rule promulgated thereunder. In making the foregoing statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.


                               EXECUTIVE OFFICERS

        The Company is currently served by three executive officers, who are elected annually by the Board of Directors and serve until their successors are elected and qualify:

        DAVID G. EDWARDS, age 50, has been President, Chief Executive Officer, Chief Financial Officer and Vice President-Marketing and Sales of the Company since February 1997. Further information about Mr. Edwards is set forth above under "ELECTION OF DIRECTORS."

        PATRICIA L. EDWARDS, age 50, has been Secretary, Treasurer and Vice President-Administration of the Company since February 1997. Mrs. Edwards, is the wife of David

G. Edwards. Further information about Mrs. Edwards is set forth above under "ELECTION OF DIRECTORS."

        KENNETH A. EDWARDS, age 51, has been Vice President-Operations since September 1997. Mr. Edwards is the brother of David G. Edwards. Further information about Mr. Edwards is set forth above under "ELECTION OF DIRECTORS."

                             EXECUTIVE COMPENSATION

        Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the years ended January 31, 1998, 1997 and 1996 (referred to below as Operating Years 1997, 1996 and 1995, respectively), paid by the Company to those persons who were, at January 31, 1998, the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Executives"). Compensation for Patricia L. Edwards and Kenneth A. Edwards has not exceeded $100,000 for either of them in any of the Company's past three fiscal years. All dollar amounts reflect Canadian Dollars.


                                          SUMMARY COMPENSATION TABLE (1)


                                                                          ANNUAL COMPENSATION
                                                                ------------------------------------------
                                                                                                OTHER              ALL
                                                                                                ANNUAL            OTHER
                                                 OPERATING        SALARY         BONUS       COMPENSATION      COMPENSATION
        NAME AND PRINCIPAL POSITION                YEAR           ($) (2)         ($)           ($) (2)             ($)

-------------------------------------------   ---------------   -----------   -----------   ---------------  ----------------

DAVID G. EDWARDS                                   1997            $ -0-        $  -0-        $3,000(3)          $  -0-
President, Chief Executive                         1996            $ -0-        $  -0-        $3,000(3)          $  -0-
Officer, Chief Financial Officer                   1995            $ -0-        $  -0-        $3,000(3)          $  -0-
and Vice President (Marketing
and Sales)




(1)     All amounts on this table are in Canadian dollars.

(2)     The amounts shown include cash compensation paid during the year indicated as well as cash compensation deferred at the election of the Named Executive.

(3)     The amount shown represents personal use of an automobile.

INSIDER PARTICIPATION OF BOARD OF DIRECTORS IN COMPENSATION MATTERS

        Each of the executive officers of the Company is also a director of the Company. Patricia L. Edwards and Kenneth A. Edwards are also salaried employees of the Company.


                              RELATED TRANSACTIONS

        On January 6, 1998, the Company issued 1,280,000 shares of its Common Stock to Argus Financial Consultants Ltd. ("Argus") pursuant to a Confidential Consulting Agreement dated September 12, 1997 in lieu of cash compensation of $240.000 (U.S.) for consulting services. As a result of this transaction, Argus owns 7.17% of the outstanding Common Stock of the Company.

        One of the Company's sources of revenue has been the sale of Straight Egyptian Arabian horses to various limited partnerships offered by Edwards Securities Inc. ("ESI"), which also acts as General Partner of those limited partnerships. ESI is an Ontario corporation of which David G. Edwards is a Director and President and of which he is indirectly the sole controlling shareholder. As General Partner of the limited partnerships, ESI is entitled to participate in the profits and losses of each partnership. In addition, ESI receives a 10% marketing commission as compensation in connection with its services as the promoter of the various limited partnerships.

        Since 1990, Mr. Edwards has operated under regulatory approval from the Ontario Securities Commission and Revenue Canada, to develop and deliver, to over 1,000 individual clients, a total of 54 equine-based limited partnerships. All of the eligible horses owned by each of the 54 equine-based limited partnerships have been subsequently managed, cared for and bred at the Company's Blue Moon Farms facilities.

        The Company's revenues from the sale of Straight Egyptian Arabian horses to the limited partnerships developed by ESI are supplemented by the subsequent breeding and care of the Straight Egyptian Arabian horses at the Company's Blue Moon Farms facilities. The Company enters into management agreements with each of the limited partnerships pursuant to which the Company, through its Blue Moon Farms operations, oversees the continual management, care and breeding of the horses owned by the limited partnerships. Approximately 98% of the Company's revenues from the care and maintenance of the horses boarded at the Company's Blue Moon Farms facilities is generated from services rendered to these limited partnerships.

     Resi Corp. ("Resi"), all of the issued and outstanding shares of Common Stock of which are owned by David G. Edwards, owes approximately $600,000 to 622291 as of January 31, 1997. The amount of this debt represents advances that 622291 made to Resi to underwrite operating cash flow shortfalls of Resi. Resi and 622291 have agreed that the aggregate amount of such advances, including any that may be made in the future, will not exceed $1,000,000 and will bear interest at Canadian prime. There is no set repayment schedule, but all unpaid principal and interest will be due and payable on January 31, 2002. Resi has the ability to prepay at any time without penalty.

        The Company purchases its insurance through Argyle Insurance Brokers, one of the companies in the ESI Group. Management believes that the terms and conditions of these insurance purchases are no less favorable to the Company than would have been obtained from unaffiliated third parties.

        Except as reported elsewhere herein, there are no transactions or series of transactions since the beginning of the Company's last fiscal year or any currently proposed transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $60,000 and in which any of the following persons had or will have a direct or indirect material interest: Directors, officers, employees, owners of 5% or more of the Company's outstanding securities, promoters, family members. There is no indebtedness owed by any of the Company's officers, Directors, or employees to the Company.

                        SELECTION OF INDEPENDENT AUDITORS

        The firm of Rotenberg & Company, LLP, certified public accountants, served as the independent auditors of the Company for Operating Year 1997. In addition to the audit of the Operating Year 1997 financial statements, the Company engaged Rotenberg & Company, LLP to perform certain services for which it was paid professional fees. The Board of Directors considered the possible effect of such professional services on the independence of Rotenberg & Company, LLP and approved such services prior to their being rendered.

        The Board of Directors has selected Rotenberg & Company, LLP as the Company's independent auditors for the fiscal year ending January 31, 1999. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

        The Company has been advised by Rotenberg & Company, LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1999 Annual Meeting of Stockholders, such proposal must be received by the Company no later than January 8, 1999.


                                  OTHER MATTERS

        The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                           ANNUAL REPORT ON FORM 10-K

        ENCLOSED WITH THIS PROXY STATEMENT, THE COMPANY HAS PROVIDED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1998 AS FILED WITH THE SEC. COPIES OF ANY EXHIBITS REFERENCED IN THE FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY, 240 ARGYLE AVENUE, OTTAWA, ONTARIO, CANADA K2P 1B9.

                           BY ORDER OF THE BOARD OF DIRECTORS


                                         Patricia L. Edwards
                                         Secretary

Dated:  June 5, 1998

                     PROXY -- MERCRISTO DEVELOPMENTS, INC.

          The undersigned hereby appoints David G. Edwards and Kenneth A. Edwards and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of MERCRISTO DEVELOPMENTS, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Blue Moon Farms, 9278 Addison Road, Addison, Ontario, Canada on Friday, July 24, 1998 at 12:00 p.m., local time, and at any adjournment or adjournments thereof:

          1. ELECTION OF DIRECTORS.

           [ ] FOR Election of All Nominees Listed Below (except as marked to the contrary)

               David G. Edwards    Patricia L. Edwards    Kenneth A. Edwards

          ----------------------------------------------------------------------
          (Instruction:  To withhold authority to vote for any individual nominees(s), write the name of the nominee(s) on the line provided above)

           [ ]   WITHHOLD Authority to Vote for All Nominees Listed Above

          2. To consider and act upon a proposal to approve and ratify the selection of Rotenberg & Company, LLP as the Company's independent auditors for the year ending January 31, 1999.

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

          3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

           PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
                                        ENVELOPE.

                                                       (Continued on Other Side)

          (Continued from Other Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, FOR THE OTHER PROPOSAL LISTED HEREIN AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED JUNE 5, 1998, DESCRIBING MORE FULLY THE PROPOSALS SET FORTH HEREIN.

                                              Dated:                      , 1998
                                                 -------------------------------

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)

                                              Please date and sign name exactly
                                              as it appears hereon. Executors,
                                              administrators, trustees, etc.
                                              should so indicate when signing.
                                              If the stockholder is a
                                              corporation, the full corporate
                                              name should be inserted and the
                                              proxy signed by an officer of the
                                              corporation, indicating his title.
                                   Proxy Card